UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Apogee Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

221 Crescent St., Building 17, Suite 102b, Waltham, MA 02453
NOTICE OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2024
To the Stockholders of Apogee Therapeutics:
Apogee Therapeutics, Inc. (the “Company”) will hold its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, June 5, 2024, at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting conducted exclusively online via live audio webcast at www.virtualshareholdermeeting.com/APGE2024. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):
(1)
To elect the three Class I director nominees named in the Proxy Statement to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(2)
To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024;

(3)
To approve the grant of options to purchase 100,000 shares of the Company’s common stock to a director; and

(4)
To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed April 11, 2024 as the Record Date. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. Unless otherwise announced differently at the meeting or on the meeting website, in the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 11:00 a.m. Eastern Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://investors.apogeetherapeutics.com/.
By Order of the Board of Directors,
/s/ Matt Batters

Matt Batters
Corporate Secretary
Waltham, Massachusetts
April 24, 2024
Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

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LEGAL MATTERS
Reorganization.   Apogee Therapeutics, LLC was formed as a limited liability company under the laws of the State of Delaware in February 2022. Apogee Therapeutics, Inc. was incorporated in June 2023, in connection with our initial public offering (“IPO”) to serve as a holding company that would wholly own the assets of Apogee Therapeutics, LLC. Prior to July 13, 2023, our business was conducted by Apogee Therapeutics, LLC and its subsidiary, Apogee Biologics, Inc. In July 2023, in connection with our IPO, we completed a series of transactions which are referred to, collectively, as the “Reorganization,” and pursuant to which Apogee Therapeutics, Inc., became the parent and holding company that wholly owns the assets of Apogee Therapeutics, LLC, including stock of its subsidiary, Apogee Biologics, Inc. As used in this Proxy Statement, unless the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Apogee” and similar references refer: (1) following the consummation of our Reorganization, to Apogee Therapeutics, Inc. and our subsidiary, and (2) prior to the completion of our Reorganization, to Apogee Therapeutics, LLC and its subsidiary.
Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to Be Held on June 5, 2024.   The Proxy Statement and Annual Report for the year ended December 31, 2023 are available at www.proxyvote.com.
Forward-Looking Statements.   The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement, including statements about the Company’s Board of Directors, corporate governance practices and executive compensation program and equity compensation utilization, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.
Website References.   Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.
Use of Trademarks.   Apogee Therapeutics is the trademark of Apogee Therapeutics, Inc. Other names and brands may be claimed as the property of others.

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221 Crescent St., Building 17, Suite 102b, Waltham, MA 02453
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING
What Is the Purpose of These Proxy Materials?
We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Apogee Therapeutics, Inc. (“we,” “us,” “our” or the “Company”) for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 5, 2024 at 10:00 a.m. Eastern Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this proxy statement (the “Proxy Statement”). The proxy materials are first being made available to our stockholders on or about April 24, 2024.
Why Did I Receive a Notice of Internet Availability?
Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing the proxy materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.
Why Are We Holding a Virtual Annual Meeting?
We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.
Who Can Vote?
Only stockholders of record at the close of business on April 11, 2024 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date, 42,923,291 shares of our voting common stock were issued and outstanding. Shares of our non-voting common stock generally do not have voting rights and holders of our non-voting common stock are therefore not entitled to vote at the Annual Meeting. Unless otherwise noted, all references to our “common stock” herein refers to our voting common stock.
Why Does the Company have Non-Voting Common Stock?
We created a class of non-voting common stock solely to facilitate certain of our pre-IPO holders of Series A preferred units and Series B preferred units of Apogee Therapeutics, LLC being able to beneficially own our common stock without exceeding certain beneficial ownership thresholds. Specifically, as part of the Reorganization, pursuant to a contribution and exchange agreement, effective July 13, 2023, holders of Series A preferred units and Series B preferred units of Apogee Therapeutics, LLC contributed their Series A preferred units and Series B preferred stock units to Apogee Therapeutics, Inc. in exchange for shares of non-voting common stock of Apogee Therapeutics, Inc. Holders of our non-voting common stock shall have the right to convert each share of our non-voting common stock into one share of common stock at such holder’s election, provided that as a result of such conversion, such holder, together with its affiliates and any members of a Schedule 13(d) group with such holder, would not beneficially own in excess of 9.99% of our common stock immediately prior to and following such conversion (the “Beneficial Ownership Limitation), unless otherwise as expressly provided for in our amended and restated certificate of incorporation (“Certificate of Incorporation”). However, the Beneficial Ownership Limitation may be increased or decreased to any other percentage (not to exceed 19.99%) designated by such holder of non-voting common stock upon 61 days’ notice to us.
What Is the Difference between Holding Shares as a Registered Stockholder and as a Beneficial Owner?
Registered Stockholder: Shares Registered in Your Name
If your shares of common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company, LLC), you are considered to be, with respect to those shares of common stock, the registered stockholder, and these proxy materials are being sent directly to you by us.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.
How Can I Participate in the Virtual Annual Meeting?
Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/APGE2024, enter the 16-digit control number found on your proxy card or Notice, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
The meeting webcast will begin promptly at 10:00 a.m. Eastern Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.
What Am I Voting on?
The proposals to be voted on at the Annual Meeting are as follows:
(1)
Election of three Class I director nominees to serve until the 2027 Annual Meeting of Stockholders (“Proposal 1”);

(2)
Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for 2024 (“Proposal 2”); and

(3)
Approval of the grant of options to purchase 100,000 shares of the Company’s common stock to a director (“Proposal 3”).

How Does the Board Recommend That I Vote?
The Board recommends that you vote your shares “FOR” each director nominee in Proposal 1 and “FOR” Proposals 2 and 3.
What If Another Matter Is Properly Brought before the Annual Meeting?
As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.
How Many Votes Do I Have?
Each share of voting common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting.
What Does It Mean If I Receive More Than One Set of Proxy Materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.
How Do I Vote?
Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.
Registered Stockholder: Shares Registered in Your Name
If you are the registered stockholder, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or by proxy in advance of the Annual Meeting by Internet (at www.proxyvote.com) or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone (at 800-690-6903).
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or you may direct your broker, fiduciary or custodian how to vote in advance of the Annual Meeting by following the instructions they provide.
What Happens If I Do Not Vote?
Registered Stockholder: Shares Registered in Your Name
If you are the registered stockholder and do not vote in one of the ways described above, your shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.
What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?
Registered Stockholder: Shares Registered in Your Name
The shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.
Can I Change My Vote after I Submit My Proxy?
Registered Stockholder: Shares Registered in Your Name
If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
(1)
You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;

(2)
You may submit new proxy instructions via telephone or the Internet;

(3)
You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or

(4)
You may vote by attending the Annual Meeting virtually. However, your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

Your last submitted vote is the one that will be counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.
What Is the Quorum Requirement?
The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting, either virtually or represented by proxy, must be present at the Annual Meeting to constitute a quorum. A quorum is required to transact business at the Annual Meeting.
Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Annual Meeting virtually and vote. Abstentions and broker non-votes, if any, will be counted toward the quorum requirement. If there is no quorum, the chair of the Annual Meeting or the holders of a majority of shares of common stock present at the Annual Meeting, either virtually or represented by proxy, may adjourn the Annual Meeting to another time or date.
How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?
Votes will be counted by Broadridge Financial Solutions, the Inspector of Elections appointed for the Annual Meeting.
Proposal 1: Election of Directors
A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” his election. “Plurality” means that the individuals who receive the highest number of votes cast “FOR” are elected as directors. Broker non-votes, if any, and votes that are withheld will not be counted as votes cast on the matter and will have no effect on the outcome of the election. Stockholders do not have cumulative voting rights for the election of directors.
Proposal 2: Ratification of Independent Auditor Appointment
The affirmative vote of the holders of at least a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter is required to approve this proposal. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.
Proposal 3: Approval of Option Grant to a Director
The affirmative vote of the holders of at least a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter is required to approve this proposal. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.
Who Is Paying for This Proxy Solicitation?
We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”
Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.
How Can I Find out the Voting Results?
We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
In accordance with our Certificate of Incorporation and Bylaws, the Board has fixed the number of directors constituting the Board at eight. At the Annual Meeting, the stockholders will vote to elect the three Class I director nominees named in this Proxy Statement to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. Our Board has nominated Andrew Gottesdiener, M.D., Michael Henderson, M.D. and Peter Harwin for election to our Board. Drs. Gottesdiener and Henderson and Mr. Harwin have served on our Board since prior to our IPO in July 2023.
Our director nominees have indicated that they are willing and able to serve as directors. However, if either of them becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board.
Information Regarding Director Nominees and Continuing Directors
Our Board is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class I directors, who are up for election at this meeting for a term expiring at the 2027 Annual Meeting of Stockholders; two Class II directors, whose terms expire at the 2025 Annual Meeting of Stockholders; and three Class III directors, whose terms expire at the 2026 Annual Meeting of Stockholders.
Biographical and other information regarding our director nominees and directors continuing in office, including the primary skills and experiences considered by our Nominating and Corporate Governance Committee (the “Nominating Committee”) in determining to recommend them as nominees, is set forth below.
Name	Class	Age (as of April 24)	Position
Michael Henderson, M.D.	I	34	Chief Executive Officer and Director
Mark C. McKenna(2)(3)	III	44	Independent Chair of the Board
Jennifer Fox(1)(2)	III	52	Independent Director
Andrew Gottesdiener, M.D.(1)	I	33	Independent Director
Peter Harwin(1)	I	38	Independent Director
William (BJ) Jones, Jr.(2)(3)	III	60	Independent Director
Tomas Kiselak	II	37	Independent Director
Nimish Shah(3)	II	46	Independent Director

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating Committee

Class I Director Nominees
Andrew Gottesdiener, M.D.   Dr. Gottesdiener co-founded Apogee and has served as a member of our Board since June 2023 and as a member of the board of managers of Apogee Therapeutics, LLC from 2022 to July 2023. Dr. Gottesdiener is a partner at Venrock Healthcare Capital Partners, an investment firm, in its New York office, where he focuses on healthcare investments. Prior to joining Venrock full-time in September 2018, Dr. Gottesdiener received an M.D. from Weill Cornell Medical College during which time he received an HHMI summer fellowship for basic science research. He also has an M.B.A. from Columbia Business School. Dr. Gottesdiener received an A.B. in economics from Washington University in St. Louis.
We believe Dr. Gottesdiener is qualified to serve on our Board because of his extensive experience in the biotechnology industry providing leadership in biotechnology investments.

Michael Henderson, M.D.   Dr. Henderson has served as a member of our Board since June 2023, as a member of the board of managers of Apogee Therapeutics, LLC from 2022 to July 2023 and as our Chief Executive Officer since September 2022. Dr. Henderson is an experienced biotechnology executive with expertise in business leadership, drug development, and commercial strategy. He has overseen the creation of multiple companies, launched a significant number of drug development programs, and led teams to two FDA approvals, to date. Prior to joining Apogee, Dr. Henderson served as Chief Business Officer of BridgeBio Pharma, Inc. (Nasdaq: BBIO), a commercial-stage biopharmaceutical company, from January 2020 to September 2022, where he was responsible for furthering the overarching strategy of BridgeBio, identifying and investing in new technologies and running business development and operations. Prior to holding that position, he spent two years serving as BridgeBio’s Senior Vice President, Asset Acquisition, Strategy and Operations, where he was responsible for business development, strategy and operations. Dr. Henderson joined BridgeBio as Vice President of Asset Acquisition, Strategy and Operations in April 2016. Dr. Henderson also served as the Chief Executive Officer of a number of BridgeBio’s subsidiaries. Prior to BridgeBio, Dr. Henderson worked at McKinsey & Company, a global management consulting firm, from January 2015 to April 2016 and prior to that, he co-founded PellePharm, Inc., a biotechnology company, in August 2011. Dr. Henderson has served on the board of directors of ARYA Sciences Acquisition Corp IV (Nasdaq: ARYD), a special purpose acquisition company focused on the healthcare industry, since February 2021 and Spyre Therapeutics (Nasdaq: SYRE), a biotechnology company, since June 2023. Dr. Henderson received a B.A. in global health from Harvard University and an M.D. from Stanford University.
We believe Dr. Henderson is qualified to serve on our Board because of his experience in business leadership, drug development, and commercial strategy in the area of life sciences.
Peter Harwin.   Mr. Harwin has served as a member of our Board since June 2023 and as a member of the board of managers of Apogee Therapeutics, LLC from 2022 to July 2023. Mr. Harwin is a Managing Member at Fairmount Funds Management LLC, a healthcare investment firm he co-founded in April 2016. Prior to Fairmount, Mr. Harwin was a member of the investment team at Boxer Capital, LLC, an investment fund that was part of the Tavistock Group, based in San Diego. Mr. Harwin also serves as chairman of the board of directors of Cogent Biosciences, Inc. (Nasdaq: COGT) and is a director of Viridian Therapeutics, Inc. (Nasdaq: VRDN), and Spyre Therapeutics, Inc. (Nasdaq: SYRE). Mr. Harwin is also a director of the private companies Oruka Therapeutics, Inc. and Paragon Therapeutics, Inc. (“Paragon”). Mr. Harwin received a B.B.A. from Emory University.
We believe Mr. Harwin is qualified to serve on our Board because of his experience serving as a director of biotechnology companies and as a manager of funds specializing in the area of life sciences.
Class II Directors Continuing in Office
Tomas Kiselak.   Mr. Kiselak has served as a member of our Board since June 2023 and as a member of the board of managers of Apogee Therapeutics, LLC from 2022 to July 2023. Mr. Kiselak is a Managing Member at Fairmount Funds Management LLC, a healthcare investment firm he co-founded in April 2016. Prior to Fairmount, Mr. Kiselak was a managing director at RA Capital Management, LLC, a healthcare and life science investment firm. Mr. Kiselak currently serves as the chairman of the board of directors of Viridian Therapeutics, Inc. (Nasdaq: VRDN) and as a director for Spyre Therapeutics, Inc. (Nasdaq: SYRE), Dianthus Therapeutics, Inc. (Nasdaq: DNTH) and for several private companies. Mr. Kiselak received a B.S. in neuroscience and economics from Amherst College.
We believe Mr. Kiselak is qualified to serve on our Board because of his experience advising biotechnology companies and as a manager of funds specializing in the area of life sciences.
Nimish Shah.   Mr. Shah co-founded Apogee and has served as a member of our Board since June 2023 and as a member of the board of managers of Apogee Therapeutics, LLC from 2022 to July 2023. Mr. Shah is a partner at Venrock Healthcare Capital Partners, an investment firm, where he predominately works on Venrock’s public and cross-over biotech funds. Mr. Shah originally joined Venrock in 2013 and has been investing in public and private healthcare companies since 2010. Mr. Shah previously served as a director for Instil Bio, Inc. (Nasdaq: TIL) and board observer for LianBio (Nasdaq: LIAN), Biohaven Ltd. (NYSE: BHVN) and Viridian Therapeutics, Inc. (Nasdaq: VRDN). He was also a board observer for Dianthus

Therapeutics, Inc. Mr. Shah received a B.S. in pharmacy from Rutgers College of Pharmacy, an M.P.H. from the Mailman School of Public Health at Columbia University and an M.B.A. from Columbia Business School. He is a member of the Columbia Business School Healthcare and Pharmaceutical Management Advisory Board.
We believe Mr. Shah is qualified to serve on our Board because of his extensive experience in the biotechnology industry providing leadership in biotechnology investments.
Class III Directors Continuing in Office
Mark C. McKenna.   Mr. McKenna has served as a member of our Board since August 2023. Mr. McKenna has served as Chief Executive Officer and Chair of the board of directors of Mirador Therapeutics, Inc., a biotechnology company, since March 2024, and as a venture partner at ARCH Venture Partners, an investment firm, since February 2024. Prior to Mirador, Mr. McKenna served as the President and Chief Executive Officer and as a member of the board of directors of Prometheus Biosciences, Inc., a clinical stage biotechnology company, from September 2019 to June 2023, when Prometheus was acquired by Merck & Co., Inc., and as Chairman of the board of Prometheus from August 2021 to June 2023. Prior to Prometheus, he served as President of Salix Pharmaceuticals, Inc., a pharmaceutical company and wholly-owned subsidiary of Bausch Health Companies, Inc., from March 2016 through August 2019. Prior to Salix, Mr. McKenna spent more than a decade in various roles with Bausch + Lomb, also a division of Bausch Health Companies, Inc., most recently as Senior Vice President and General Manager of its U.S. Vision Care business. Before joining Bausch + Lomb, he held several positions with Johnson & Johnson. Mr. McKenna has served on the board of directors of Spyre Therapeutics, Inc. (Nasdaq: SYRE), a biotechnology company, since February 2024. Mr. McKenna received a B.S. in Marketing from Arizona State University and an M.B.A. from Azusa Pacific University.
We believe Mr. McKenna is qualified to serve on our Board because of his extensive experience as an executive officer in the biopharmaceutical industry.
Jennifer Fox.   Ms. Fox has served as a member of our Board since June 2023 and as a member of the board of managers of Apogee Therapeutics, LLC from May 2023 to July 2023. Ms. Fox has served as the Chief Business Officer and Chief Financial Officer of Zenas BioPharma, Inc., a biopharmaceutical company, since December 2023. Prior to joining Zenas BioPharma, Ms. Fox served as Chief Financial Officer of Nuvation Bio Inc. (NYSE: NUVB), a biopharmaceutical company, from October 2020 to November 2023. Prior to Nuvation Bio, Ms. Fox served as Managing Director, Co-Head of North America Healthcare Corporate and Investment Banking Group at Citigroup (NYSE: C), a global investment bank, from June 2015 to October 2020. From February 2006 to June 2015, Ms. Fox served as Managing Director at Deutsche Bank (NYSE: DB), a global investment bank, and most recently, as Co-Head of Life Sciences Investment Banking Group. Ms. Fox has served on the board of directors of ProKidney Corp. (Nasdaq: PROK), a biotechnology company, since July 2022. Ms. Fox received B.S. degrees in finance and marketing from Manhattan College.
We believe Ms. Fox is qualified to serve on our Board because of her experience in the healthcare investment banking industry and as a lead advisor to life sciences companies on financing and strategic transactions.
William (BJ) Jones, Jr.   Mr. Jones has served as a member of our Board since June 2023 and as a member of the board of managers of Apogee Therapeutics, LLC from May 2023 to July 2023. Mr. Jones has served as Chief Commercial Officer at NewAmsterdam Pharma (Nasdaq: NAMS), a clinical biopharmaceutical company, since August 2023. Mr. Jones previously served as Chief Commercial Officer, Migraine and Common Diseases of Biohaven Pharmaceuticals Holding Company Ltd., a biopharmaceutical company and subsidiary of Pfizer Inc. (NYSE: PFE), where he was responsible for building the company’s commercial capability and launching its first FDA-approved product (Nurtec ODT), from April 2019 to December 2022. Prior to Biohaven Pharmaceuticals, Mr. Jones served as Vice President, Head of Sales and Commercial Operations for the general medicine business unit of Takeda Pharmaceutical Company Limited (NYSE: TAK), a pharmaceutical company, from January 2016 to March 2019. Mr. Jones has served on the board of directors of Akili, Inc. (Nasdaq: AKLI), a digital medicine company, since August 2022.

Mr. Jones received a B.S. in human factors engineering from the U.S. Air Force Academy, an M.S. in industrial engineering from Texas A&M University and an M.B.A. from the Stanford University Graduate School of Business.
We believe Mr. Jones is qualified to serve on our Board because of his experience in drug development and commercial strategy in the pharmaceutical industry.
Board Recommendation
The Board recommends a vote “FOR” the election of each of the Class I director nominees set forth above.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR APPOINTMENT
Our Audit Committee has appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024. In this Proposal 2, we are asking stockholders to vote to ratify this appointment. Representatives of EY are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.
Stockholder ratification of the appointment of EY as the Company’s independent auditor is not required by law or our Bylaws. However, we are seeking stockholder ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment, the committee will reconsider its appointment. Even if the appointment is ratified, the committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
EY has served as our independent auditor since 2023. The following table summarizes the audit fees billed and expected to be billed by EY for the indicated fiscal years and the fees billed by EY for all other services rendered during the indicated fiscal years. All services associated with such fees and provided in 2023 were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.
	Year Ended December 31,
Fee Category	2023	2022
Audit Fees(1)	$1,828,500	$150,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$1,828,500	$150,000

(1)
Consists of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements and comfort letters, consents and review of documents filed with the SEC. Fees for fiscal year 2023 include services provided for the registration statement for our initial public offering.

(2)
Consists of fees for assurance and related services associated with consultations on matters directly related to the audit.

(3)
Consists of fees for tax compliance, advice and tax services.

(4)
Consists of fees for all other services.

Pre-Approval Policies and Procedures
Our Audit Committee has adopted procedures requiring the pre-approval of all audit and non-audit services performed by our independent auditor in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the committee for each engagement of our auditor to perform other audit-related or non-audit services. The committee does not delegate its responsibility to pre-approve services performed by our auditor to any member of management. The committee has delegated authority to the committee chair to pre-approve audit and non-audit services to be provided to us by our auditor provided that the fees for such services do not exceed $200,000. Any pre-approval of services by the committee chair pursuant to this delegated authority must be reported to the committee at its next regularly scheduled meeting.
Report of the Audit Committee
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023 with the Company’s management and with EY, the Company’s independent registered public accounting firm. The Audit Committee has discussed with EY the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from EY pursuant to applicable PCAOB requirements regarding its communications with the Audit Committee concerning independence, and the Audit Committee has discussed with EY its independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.
This report is provided by the following directors, who serve on the Audit Committee:
Jennifer Fox (Chair)
Andrew Gottesdiener, M.D.
Peter Harwin
Board Recommendation
The Board recommends a vote “FOR” this proposal.

PROPOSAL 3: APPROVAL OF OPTION GRANT TO A DIRECTOR
The Company appointed Mark C. McKenna as Chair of the Board on August 17, 2023. Mr. McKenna’s knowledge and successful track record in the Immunology and Inflammation field as well as his significant development, commercial and executive management experience contributed to the Company’s appointment of Mr. McKenna as Chair of the Board.
Equity grants are an essential element of the Company’s compensation program and allows us to attract and retain high quality and high performing non-employee directors such as Mr. McKenna. In addition, we believe that the grant of equity-based awards and the shares received in respect of these awards foster a symbiotic relationship between the Company and non-employee directors by allowing such directors to be more closely aligned to the successes of the Company.
In connection with his appointment to the Board, on August 17, 2023, we granted Mr. McKenna 50,000 stock options pursuant to our 2023 Equity Incentive Plan (the “2023 Plan”), with a per share exercise price of $23.60, which such options vest monthly in thirty-six equal installments commencing on August 17, 2023, subject to his continued service to us through each applicable vesting date.
On August 17, 2023, we also granted an additional 100,000 stock options to Mr. McKenna outside of the 2023 Plan (the “Non-Plan Option”) with the same exercise price and vesting described above. The issuance of shares under the Non-Plan Option is contingent upon approval by stockholders at our Annual Meeting. The Non-Plan Option provides that if the issuance of shares of common stock pursuant to the Non-Plan Option is not approved by the Company’s stockholders prior to August 17, 2024, the Non-Plan Option will expire and be forfeited on that date and no shares of common stock will be issued pursuant to the Non-Plan Option. The Non-Plan Option, while granted outside of the 2023 Plan, is subject to terms and conditions substantially identical to the terms and conditions set forth in the 2023 Plan (to the extent not inconsistent with the terms of the Non-Plan Option) as if the Non-Plan Option were a nonqualified stock option granted under the 2023 Plan.
Our Board approved the Non-Plan Option on August 17, 2023 based upon its review and consideration of the following:
•
Mr. McKenna’s knowledge and experience, as described above;

•
the dilutive impact to stockholders; and

•
advice provided by Alpine Rewards, LLC, the independent consultant of Compensation Committee, regarding compensation levels for a Chair of the Board.

Below is an overview of the Non-Plan Option:
Grant Date:	August 17, 2023
Number of shares of common stock covered by the Non-Plan Option:	100,000
Exercise Price Per Share:	$23.60
Expiration Date:	August 17, 2033 (if this Proposal 3 is approved)
Vesting Schedule:	Subject to the 2023 Plan, the Non-Plan Option vests monthly in thirty-six equal installments commencing on August 17, 2023, subject to his continued service to us through each applicable vesting date.
Stockholder Approval Contingency:	The Non-Plan Option is not exercisable prior to approval of the issuance of shares of common stock pursuant to the Non-Plan Option by the Company’s stockholders.

As of the Record Date, the potential dilution from the Non-Plan Option, calculated as the number of shares subject to the Non-Plan Option as a percentage of total shares of our voting common stock outstanding, was less than 0.2%. As of such date, the closing price of our common stock on Nasdaq was $58.04. If the issuance of shares pursuant to the Non-Plan Option is approved by stockholders, we intend to file with the SEC a registration statement on Form S-8 covering the shares authorized for issuance thereunder in the second half of 2024.
Other Material Features of the Non-Plan Option
The following is a description of the material features of the Non-Plan Option not otherwise discussed above. This description is a summary only and does not purport to be complete, and it is subject to, and qualified in its entirety by, the full text of the Non-Plan Option, which is incorporated by reference to Appendix A to this Proxy Statement.
As noted above, the Non-Plan Option, while granted outside of the 2023 Plan, is subject to terms and conditions substantially identical to the terms and conditions set forth in the 2023 Plan (to the extent not inconsistent with the terms of the Non-Plan Option) as if the Non-Plan Option were a nonqualified stock option granted under the 2023 Plan. The 2023 Plan is administered by the Compensation Committee of the Board, or such other committee designated by our Board to administer the plan, which we refer to herein as the Administrator. The Administrator has broad authority, subject to the provisions of the 2023 Plan (and, by extension, the Non-Plan Option), to administer and interpret the 2023 Plan and awards granted thereunder (and, by extension, the Non-Plan Option). All decisions and actions of the Administrator will be final.
Except as permitted by the Administrator or as permitted under the 2023 Plan, Mr. McKenna may not assign or transfer the Non-Plan Option to anyone other than by will or the laws of descent and distribution and the Non-Plan Option is exercisable only by Mr. McKenna during his lifetime.
In the event of any reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends, extraordinary dividends or distributions or similar events, the Administrator will appropriately adjust the number and class of shares subject to, and the exercise price of, the Non-Plan Option.
Federal income tax consequences
The Non-Plan Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). There is no tax consequence to Mr. McKenna or the Company by reason of the grant of the Non-Plan Option or stockholder approval of the Non-Plan Option. On exercise of the Non-Plan Option, Mr. McKenna will recognize taxable ordinary income equal to the excess, if any, of the common stock’s fair market value on the acquisition date over the exercise price paid for the shares. Upon disposition of the common stock acquired on exercise of the Non-Plan Option, Mr. Mckenna will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such shares plus any amount recognized as ordinary income upon acquisition of the shares. Such gain or loss will be long-term if the shares were held for more than one year and short-term if they were held for one year or less.
Generally, to the extent that Mr. McKenna recognizes ordinary income, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and, together with other compensation paid certain “covered employees,” is below the $1,000,000 deduction limitation imposed by IRC Section 162(m). Compensation paid to a covered employee whether performance-based or not, will not be deductible to the extent such amounts exceed $1 million in any one year.
Board Recommendation
The Board recommends a vote “FOR” this proposal.

CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Corporate Governance Guidelines as a framework for the governance of the Company, which is posted on our website located at https://investors.apogeetherapeutics.com under “Corporate Governance.”
Our Governance Structure and Philosophy
Our governance practices reflect the environment in which we operate and are designed to support our mission to develop differentiated biologics for the treatment of atopic dermatitis, asthma, chronic obstructive pulmonary disease and related inflammatory and immunology indications with high unmet need. We are a newly public, clinical stage biotechnology company in an evolving industry, with a focus on developing our candidate pipeline through both business development and internal research efforts, and, like other companies in the biotechnology industry, face extreme stock price and volume fluctuations that are often unrelated or disproportionate to our operating performance. With these business environment considerations in mind, the Board believes our current governance structure enables the management team to act with deliberation and to focus on delivering long-term value to stockholders and protect minority investors from the interests of potentially short-sighted investors who may seek to act opportunistically and not in the best interests of the Company or stockholders generally. This structure includes the following elements:
•
Classified board:   our directors serve three-year terms, with approximately 1/3 of the Board (instead of the entire Board) elected at each annual meeting. This helps to provide stability and continuity, permitting directors to develop and share institutional knowledge and focus on the long term, and encourages stockholders to engage directly with the Board and management team regarding significant corporation transactions.

•
Supermajority voting:   the voting standard for most items is a majority of shares present, but 66 2/3% of the outstanding shares are needed to amend certain provisions of our Certificate of Incorporation and Bylaws and remove directors. This helps protect against a small group of stockholders acting to amend our governing documents or to remove directors for reasons that may not be in the best interests of all stockholders.

•
Plurality voting for directors:   our directors are elected by a plurality of votes cast (instead of a majority of votes cast), meaning the nominees with the most votes are elected. This helps avoid potential disruption to the Board and management team as a result of a “failed election.”

•
Stockholders cannot call special meetings or act by written consent:   stockholders can propose business at each annual meeting (in accordance with our advance notice bylaws and Rule 14a-8) but cannot call a stockholder vote in between annual meetings or act by written consent. This helps avoid unnecessary diversion of Board and management time (potentially at the request of a limited number of stockholders acting to further short-term special interests) from executing on our long-term strategy.

Recognizing that the Company’s operating environment continues to evolve and that governance practices should not be static as a matter of course, the Board annually evaluates our governance structure to confirm it remains in the best interests of the Company and stockholders and values input from our stockholders on this topic.
Board Composition
Director Nomination Process
The Nominating Committee is responsible for, among other things, engaging in succession planning for directors and identifying qualified individuals to become members of the Board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of stockholders. In this regard, the committee is charged with developing and recommending Board membership criteria to the Board for approval, evaluating the composition of the Board annually to assess the skills and experience that are currently represented on the Board and to assess the criteria that may be needed in the future, and identifying, reviewing the qualifications of and recommending potential director candidates.

In identifying potential candidates for Board membership, the Nominating Committee considers recommendations from directors, stockholders, management and others, including, from time to time, third-party search firms to assist it in locating qualified candidates. Once potential director candidates are identified, the committee, with the assistance of management, undertakes a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the committee, as well as other members of the Board and the Chief Executive Officer (“CEO”), may conduct interviews with the candidates. If the committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the full Board for appointment or nomination and to the stockholders for election at the annual meeting.
Criteria for Board Membership
In assessing potential candidates for Board membership and in assessing Board composition, the Nominating Committee considers a wide range of factors, including directors’ experience, knowledge, understanding of our business environment and specific skills they may possess that are helpful to the Company (including leadership experience, financial expertise and industry knowledge). The committee generally seeks to balance the experiences, skills and characteristics represented on the Board and does not assign specific weight to any of these factors. In addition, the Nominating Committee generally believes it is important for all Board members to possess the highest personal and professional ethics, integrity and values, an inquisitive and objective perspective, a sense for priorities and balance, the ability and willingness to devote sufficient time and attention to Board matters, and a willingness to represent the long-term interests of all our stockholders.
Board Diversity
In addition to the factors discussed above, the Board and the Nominating Committee actively seek to achieve a diversity of occupational and personal backgrounds on the Board. The Nominating Committee considers a potential director candidate’s ability to contribute to the diversity of personal backgrounds on the Board, including with respect to gender, race, ethnic and national background, geography, age and sexual orientation. As part of the search process for each new director, the Nominating Committee actively seeks out women and minority candidates to include in the pool from which Board nominees are chosen.
The Nominating Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board. In this regard, our current Board of eight directors includes one director (13%) who self-identifies as female and two directors (25%) who self-identify as racially/ethnically diverse.
In accordance with Nasdaq’s board diversity listing standards, we are disclosing aggregated statistical information about our Board’s self-identified gender and racial characteristics and LGBTQ+ status as voluntarily confirmed to us by each of our directors.

Board Diversity Matrix (as of the date of this Proxy Statement)
Total number of directors — 8
Gender identity:	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	7	—	—
Number of directors who identify in any of the categories below:
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Stockholder Recommendations for Directors
It is the Nominating Committee’s policy to consider written recommendations from stockholders for director candidates. The committee considers candidates recommended by our stockholders in the same manner as a candidate recommended by other sources. Any such recommendations should be submitted to the committee as described under “Stockholder Communications” and should include the same information required under our Bylaws for nominating a director, as described under “Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting.”
Board Leadership Structure
Currently, the roles of Chair and the CEO are separate, and the Chair is an independent director — Mr. McKenna serves as our independent Chair of the Board while Dr. Henderson serves as our CEO. The Board believes that this structure is appropriate for the Company as the independent Chair’s leadership of the Board and oversight of corporate governance matters enables our CEO to focus on leading the Company’s business and developing our drug candidate pipeline.
We do not have a policy regarding whether the roles of the Chair and the CEO should be separate or combined, and our Board believes that we should maintain our flexibility to select the Chair and CEO and determine the appropriate leadership structure, from time to time, based on criteria that are in our best interests and the best interests of our stockholders. Our Board periodically reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. At any time when the Chair is not independent or there is not a Chair, the independent directors of the Board will designate an independent director to serve as lead independent director for a period of at least one year.
The independent directors have the opportunity to meet in executive sessions without management present at every regular Board meeting. The purpose of these executive sessions is to encourage and enhance communication among the independent directors.
The Board believes that its programs for overseeing risk, as described under “Board Risk Oversight,” would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.
Director Independence
Nasdaq listing rules require a majority of a listed company’s board of directors to be comprised of independent directors who, in the opinion of the board of directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our Board undertook a review of its composition and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, our Board has determined that Andrew Gottesdiener, M.D., Jennifer Fox, Peter Harwin, William (BJ) Jones, Jr., Tomas Kiselak, Mark C. McKenna and Nimish Shah qualify as “independent directors” as defined by the Nasdaq listing rules. Michael Henderson, M.D., is not an independent director because he is our CEO. In making such determinations, our Board considered the relationships that each such non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director, any business, consulting or employment relationships with our significant investors, and the transactions described under “Certain Relationships and Transactions” in this Proxy Statement. Our Board also determined that each of the directors currently serving on the Audit Committee and the Compensation Committee satisfy the additional independence criteria applicable to directors on such committees under Nasdaq listing rules and the rules and regulations established by the SEC.
Board Committees
Our Board has a separately designated Audit Committee, Compensation Committee and Nominating Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which is posted on our website located at https://investors.apogeetherapeutics.com under “Corporate Governance.”
Name	Audit Committee	Compensation Committee	Nominating Committee
Jennifer Fox	Chair	X
Andrew Gottesdiener, M.D.	X
Peter Harwin	X
Michael Henderson, M.D.
William (BJ) Jones, Jr.		X	Chair
Tomas Kiselak
Mark C. McKenna		Chair	X
Nimish Shah			X
# of Meetings in 2023	4	5	2
Audit Committee.   The primary responsibilities of our Audit Committee are to oversee the accounting and financial reporting processes of the Company, including the audits of the Company’s financial statements, the integrity of the financial statements and the annual review of the performance, qualifications and independence of the outside auditor. This includes reviewing the financial information provided to stockholders and others and the adequacy and effectiveness of the Company’s internal controls. The committee also makes recommendations to the Board as to whether financial statements should be included in the Company’s Annual Report on Form 10-K.
Ms. Fox qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations established by the SEC, and all members of the Audit Committee are “financially literate” under Nasdaq listing rules.
Compensation Committee.   The primary responsibilities of our Compensation Committee are to periodically review and approve the compensation and other benefits for our senior officers and directors. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating the performance of our CEO in light of the goals and objectives and setting or recommending to the Board the CEO’s compensation based on the committee’s evaluation. The committee also oversees the evaluation of other senior officers and sets or recommends to the Board the compensation of such senior officers based upon the recommendation of the CEO. The committee also administers and makes recommendations to the Board regarding equity incentive plans that are subject to the Board’s approval and approves the grant of equity awards under the plans.
The Compensation Committee may delegate its duties and responsibilities to one or more subcommittees. The committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. Even where the committee does not delegate authority, our executive officers will typically make recommendations to the committee regarding compensation to be paid to our employees and the size of equity awards under our equity incentive plans but will not be present during voting or deliberations on their own compensation. The committee has the authority to engage outside advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The committee engaged Alpine Rewards, LLC (“Alpine”) in 2023 to provide advice regarding the amount and form of executive and director compensation. The committee assessed Alpine’s independence and has determined that (1) Alpine satisfies applicable independence criteria, and (2) Alpine’s work with the Company does not raise any conflicts of interest, in each case under applicable Nasdaq listing rules and the rules and regulations established by the SEC.
Nominating Committee.   The primary responsibilities of our Nominating Committee are to identify individuals qualified to become members of the Board, recommend director candidates to the Board, including for election or reelection to the Board at each annual stockholders’ meeting, and perform a leadership role in shaping the Company’s corporate governance. In addition, the committee is responsible for developing and recommending to the Board criteria for identifying and evaluating qualified director candidates and developing and recommending to the Board a set of corporate governance principles. The committee is also responsible for making recommendations to the Board concerning the size, structure, composition and functioning of the Board and its committees, engaging in succession planning for the Board and key leadership roles on the Board and its committees and overseeing succession planning for positions held by executive officers.
Board Risk Oversight
We believe that risk management is an important part of establishing and executing on the Company’s business strategy. Our Board, as a whole and at the committee level, focuses its oversight on the most significant risks facing the Company and on the Company’s processes to identify, prioritize, assess, manage and mitigate those risks. The committees oversee specific risks within their purview, as follows:
•
The Audit Committee has overall responsibility for overseeing the Company’s practices with respect to risk assessment and management, including cybersecurity risks. Additionally, the committee is responsible for overseeing management of risks related to our accounting and financial reporting processes.

•
The Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs.

•
The Nominating Committee is responsible for overseeing management of risks related to director succession planning and corporate governance practices.

Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for assessing and managing risks, including implementing processes and controls to mitigate their effects on the Company.
Other Corporate Governance Practices and Policies
Director Attendance
The Board met seven times during the year ended December 31, 2023. During 2023, each member of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was on the Board or committee.

Directors are encouraged to attend the annual meeting of stockholders. The 2024 Annual Meeting will be our first annual meeting of stockholders as a public company.
Stockholder Communications
Stockholders and other interested parties may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. These communications will be compiled and reviewed by our Corporate Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).
To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various constituencies, including stockholders, on behalf of the Company. Directors may participate in discussions with stockholders and other constituencies on issues where Board-level involvement is appropriate. In addition, the Board oversees the Company’s stockholder engagement efforts.
Code of Business Conduct and Ethics
Our Board has adopted a Business Code of Conduct and Ethics (“the Code of Conduct”) that establishes the standards of ethical conduct applicable to all our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Conduct is posted on our website at www.apogeetherapeutics.com. It addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets and how to report compliance concerns. We intend to disclose any amendments to the Code of Conduct, or any waivers of its requirements, on our website to the extent required by applicable rules. The Audit Committee is responsible for applying and interpreting our Code of Conduct in situations where questions are presented to it.
Clawback Policy
We have adopted an Incentive Compensation Clawback Policy that is intended to comply with the requirements of Nasdaq Listing Standard 5608 implementing Rule 10D-1 under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover on a reasonably prompt basis the excess incentive-based compensation received by any covered executive during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.
In addition, in any instance in which, in the view of the Compensation Committee, a covered executive engaged in an act of fraud or misconduct that contributed to the need for a financial restatement, the Compensation Committee may, in its discretion, recover and the covered executive shall forfeit or repay, all of the covered executive’s incentive-based compensation for the relevant period, plus a reasonable rate of interest.
Anti-Hedging Policy
We have a policy that prohibits our directors, officers, employees and consultants from engaging in (a) short sales; (b) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (c) hedging or monetization transactions.
Compensation Committee Interlocks
None of the members of our Compensation Committee has at any time since our inception been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Director Compensation
The following table presents all of the compensation awarded to, earned by, or paid to our non-employee directors during the year ended December 31, 2023. We have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable out-of-pocket expenses incurred in attending board of directors and committee meetings. Dr. Henderson, our CEO, does not receive any additional compensation for his service on the Board. The compensation received by Dr. Henderson for his service as our CEO is presented in the 2023 Summary Compensation Table below.
NAME	OPTION AWARDS ($)(1)(2)	STOCK AWARDS ($)(3)	FEES EARNED OR PAID IN CASH ($)	TOTAL ($)
Peter Harwin	$642,823	—	$25,750	$668,573
Jennifer Fox	—	$381,323	$33,250	$414,573
Andrew Gottesdiener, M.D.	$642,823	—	$23,750	$666,573
William (BJ) Jones, Jr.	—	$381,323	$30,333	$411,656
Tomas Kiselak	$642,823	—	$20,000	$662,823
Mark McKenna	$940,000	—	$32,870	$972,870
Nimish Shah	$642,823	—	$22,000	$664,823

(1)
The amounts disclosed represent the aggregate grant date fair value of the stock options and awards granted to our non-employee directors during 2023 under our 2023 Plan, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options are set forth in Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. These amounts do not reflect the actual economic value that may be realized by the director.

(2)
In 2023, Messrs. Harwin, Gottesdiener, Kiselak and Shah were awarded 47,758 option each to purchase shares of our common stock, as described further below. Mr. Mckenna was awarded 50,000 options to purchase shares of our common stock, of which 5,555 were vested as of December 31, 2023, as described further below.

(3)
In 2023, Ms. Fox and Mr. Jones were each awarded 34,824 shares of restricted common stock, as described further below.

In July 2023, in connection with the IPO, we granted Messrs. Harwin, Kiselak, Shah, and Gottesdiener 47,758 stock options pursuant to our 2023 Plan, with a per share exercise price of $17.00, subject to annual vesting over three years commencing on July 13, 2023 subject to the director’s continued service to us through each applicable vesting date.
In connection with our IPO, Ms. Fox’s and Mr. Jones’s pre-IPO incentive units under the LLC Agreement (as defined below) were exchanged for 34,824 shares of restricted common stock, one quarter of which will vest on May 28, 2024, and May 26, 2024, respectively, with the remaining three quarters vesting in equal monthly installments over the following three years, subject to each director’s continued service to us through each applicable vesting date.
In August 2023, we granted Mr. McKenna 50,000 stock options pursuant to our 2023 Plan, with a per share exercise price of $23.60, which such options vest monthly in thirty-six equal installments commencing on August 17, 2023 subject to his continued service to us through each applicable vesting date. We granted an additional 100,000 stock options to Mr. McKenna outside of the 2023 Plan with the same exercise price and vesting conditions described in the preceding sentence, which such options are contingent upon approval at the Annual Meeting (see “Proposal 3: Approval of Option Grant to a Director” above).

Director Compensation Policy
Our Board approved our amended director compensation policy for our non-employee directors which went into effect in February 2024 and which consists of the following:
•
an annual cash retainer of $40,000 for service on the Board (other than as Chair);

•
an annual cash retainer of $70,000 for service as Chair of the Board;

•
an annual cash retainer of $15,000 for service as chairperson of the Audit Committee of the Board;

•
an annual cash retainer of $10,000 for service as chairperson of the Compensation Committee of the Board;

•
an annual cash retainer of $8,000 for service as chairperson of the Nominating and Corporate Governance Committee of the Board;

•
an annual cash retainer of $7,500 for service on the Audit Committee of the Board (other than as chairperson);

•
an annual cash retainer of $5,000 for service on the Compensation Committee of the Board (other than as chairperson);

•
an annual cash retainer of $4,000 for service on the Nominating and Corporate Governance Committee of the Board (other than as a chairperson);

•
an initial one-time equity grant of stock options with a fair value of $700,000 (valued based on the grant date fair value and subject to a limit of 60,000 stock options) under the 2023 Plan, subject to annual vesting over three years following the date of grant;

•
an annual equity grant of stock options with a fair value of $350,000 (valued based on the grant date fair value and subject to a limit of 30,000 stock options) under the 2023 Plan, subject to vesting on the one year anniversary of the date of grant; and

•
a director compensation limit of $1,000,000 during the year such director is appointed and $750,000 annually thereafter.

EXECUTIVE OFFICERS
Biographical and other information regarding our executive officers, who are appointed by the Board and serve at the Board’s discretion, is set forth below. There are no family relationships among any of our directors or executive officers.
Name	Age (as of April 24)	Position
Michael Henderson, M.D.(1)	34	Chief Executive Officer and Director
Carl Dambkowski, M.D.	39	Chief Medical Officer
Jane Pritchett Henderson	58	Chief Financial Officer

(1)
For Dr. Henderson’s biographical information, see “Information Regarding Director Nominees and Continuing Directors” above.

Carl Dambkowski, M.D.   Dr. Dambkowski has served as our Chief Medical Officer since September 2022. Prior to joining Apogee, Dr. Dambkowski served as a strategic and clinical leader for a variety of companies, including as Chief Medical Officer of QED Therapeutics, Inc., a private biotechnology company, from July 2021 to September 2022; Chief Strategy Officer and EVP of Operations of Origin Biosciences, Inc., a private bioecology company, from March 2018 to June 2021; and Chief Medical Officer of Navire Pharma, Inc., a private biotechnology company, from January 2020 to September 2022, where he served as the clinical lead starting prior to IND for BBP-398 through the out licensing of the compound to Bristol-Myers Squibb based on initial clinical data and for low-dose infigratinib in achondroplasia through initial proof-of-concept data. He was part of the core team that brought TRUSELTIQ® (infigratinib) and NULIBRY® (fosdenopterin) through regulatory review and FDA approval at QED Therapeutics and Origin Biosciences, respectively. From July 2016 to March 2018, Dr. Dambkowski was an associate at McKinsey & Company, a global management consulting firm, where he advised biotech and pharmaceutical companies across the world on a range of research and development activities. Dr. Dambkowski co-founded Novonate, Inc., a private medical device company focused on building life-saving devices for neonates, in January 2015. Dr. Dambkowski has served on the board of directors of Oruka Therapeutics, Inc., a private biotechnology company, since February 2024. Dr. Dambkowski has coauthored numerous peer-reviewed publications and scientific abstracts and is a named inventor on multiple published and granted patents. Dr. Dambkowski was trained as a physician at Stanford University, where he also received his M.D. with a concentration in bioengineering. He also received a B.A. (with honors) from Stanford University and an M.A. from Columbia University.
Jane Pritchett Henderson.   Ms. Henderson has served as our Chief Financial Officer since January 2023. Prior to joining Apogee, Ms. Henderson served as the Chief Financial Officer and Chief Business Officer of Adagio Therapeutics, Inc. (now Invivyd, Inc.) (Nasdaq: IVVD), a biotechnology company developing antibody therapeutics for coronaviruses, from December 2020 to November 2022. Prior to joining Adagio Therapeutics, Ms. Henderson served as Chief Financial Officer of Turnstone Biologics Corp., a private viral immuno-oncology company, from June 2018 to December 2020, as Chief Financial Officer and Senior Vice President of Corporate Development of Voyager Therapeutics, Inc. (Nasdaq: VYGR), a gene therapy company, from January 2017 to June 2018, and as the Senior Vice President, Chief Financial and Business Officer of Kolltan Pharmaceuticals, Inc., a private oncology biopharmaceutical company, from February 2013 until November 2016, when Kolltan Pharmaceuticals was acquired by Celldex Therapeutics, Inc. Prior to Kolltan Pharmaceuticals, Ms. Henderson served in various financial and business development executive roles at biopharmaceutical companies after spending almost 20 years in health care investment banking. During the past five years, Ms. Henderson has served on the board of directors of Akero Therapeutics, Inc. (Nasdaq: AKRO), a biotechnology company, since April 2019, and Ventus Therapeutics, Inc., a private biopharmaceutical company. She also served on the board of directors of IVERIC Bio, Inc. (Nasdaq: ISEE), a biopharmaceutical company, from January 2018 until its acquisition by Astellas Pharma Inc. in July 2023, and Sesen Bio Inc. (Nasdaq: SESN), a biopharmaceutical company, from October 2018 to November 2021. Ms. Henderson also serves on the Dedman College Executive Board of Southern Methodist University. Ms. Henderson received a B.S. in psychology from Duke University.

EXECUTIVE COMPENSATION
Overview
This section describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers (“NEOs”) in 2022 and 2023. We are an “emerging growth company,” within the meaning of the JOBS Act and a smaller reporting company under the Exchange Act and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act. Our NEOs for 2023 were Michael Henderson, M.D., Carl Dambkowski, M.D., and Jane Pritchett Henderson. This section also provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our NEOs and is intended to place in perspective the data presented in the tables and narrative that follow.
Our current executive compensation program is intended to align executive compensation with our business objectives and to enable us to attract, retain and reward executive officers who contribute to our long-term success. The compensation paid or awarded to our executive officers is generally based on a qualitative assessment of each individual’s performance compared against the business objectives established for the fiscal year as well as market peer group data and our historical compensation practices. In the case of new hire executive officers, their compensation is primarily determined based on the negotiations of the parties, as well as our historical compensation practices and market peer group data. For 2022 and 2023, the material elements of our executive compensation program were base salary, annual cash bonuses awards and long-term equity incentives in the form of incentive units prior to the IPO and stock options following the IPO.
In preparing to become a public company, we conducted a thorough review of all elements of our executive compensation program, including the function and design of our equity incentive program. We expect that our executive compensation program will continue to evolve to reflect our status as a newly publicly traded company, while still supporting our overall business and compensation objectives. In connection with the IPO, our Board retained the services of Alpine, an independent executive compensation consultant, to help advise on our post-IPO executive compensation program, as described further below.
2023 Summary Compensation Table
The following table sets forth the total compensation that was awarded to, earned by or paid to our NEOs for services rendered during the years ended December 31, 2022 and 2023 (respectively, the “2022 Fiscal Year” and the “2023 Fiscal Year”).
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(2)	OPTIONS ($)(3)	STOCK AWARDS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
Michael Henderson, M.D. Chief Executive Officer
	2023	$564,833	$606,375	$7,500,000	—	—	$8,671,208
	2022(1)	$145,833	$167,123	—	$6,079,410	$56,750	$6,449,116
Carl Dambkowski, M.D. Chief Medical Officer
	2023	$477,083	$393,750	$3,300,000	—	—	$4,170,833
	2022(6)	$176,250	$212,932	—	$1,194,638	—	$1,583,820
Jane Pritchett Henderson(7) Chief Financial Officer
	2023	$469,311	$374,332	$3,300,000	$881,270	—	$5,024,913

(1)
Dr. Henderson was appointed as our Chief Executive Officer in September 2022. Prior to this appointment, Dr. Henderson served exclusively as a member of our Board. As such, the amounts reported for Dr. Henderson for 2022 are pro-rated to reflect his commencement date.

(2)
The amount in this column includes for each of Dr. Dambkowski, Dr. Henderson, and Ms. Henderson discretionary annual bonuses with respect to the 2023 Fiscal Year. See the subsection titled “Narrative

Disclosure to the Summary Compensation Table — Annual Cash Bonuses” below for additional information regarding these awards.
(3)
Amount represents the aggregate grant date fair value of stock options, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (ASC Topic 718), rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of these awards in Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. These amounts do not reflect the actual economic value that may be realized by the NEOs.

(4)
Prior to our IPO in July 2023, we did not grant stock options; however, we granted to each of Dr. Henderson, Dr. Dambkowski, and Ms. Henderson incentive units under the Second Amended and Restated Limited Liability Company Agreement of Apogee Therapeutics, LLC (the “LLC Agreement”), the economics of which are similar to stock options. The amounts disclosed represent the aggregate grant date fair value of incentive units granted under the LLC Agreement during the indicated fiscal year computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the incentive units during the 2022 Fiscal year are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. These amounts do not reflect the actual economic value that may be realized by the NEOs.

(5)
Amounts reported in the “All Other Compensation” column for Dr. Henderson for 2022 include board fees paid for his service as a member of our Board prior to his appointment as our Chief Executive Officer in September 2022.

(6)
Dr. Dambkowski was appointed as our Chief Medical Officer in September 2022. Prior to his appointment, Dr. Dambkowski provided consulting services to the Company. As such, the amounts reported for Dr. Dambkowski for 2022 are pro-rated to reflect his commencement date. In addition, Dr. Dambkowski’s salary for 2022 also includes consulting fees paid for his service as a consultant to the Company prior to his appointment as our Chief Medical Officer.

(7)
Ms. Henderson was appointed as our Chief Financial Officer in January 2023. As such, the amounts reported for Ms. Henderson are pro-rated to reflect her commencement date.

Narrative Disclosure to Summary Compensation Table
Employment Agreements
Michael Henderson, M.D.
Dr. Henderson entered into an amended and restated employment agreement with the Company effective August 25, 2023 under which Dr. Henderson continues to serve as our Chief Executive Officer. Pursuant to the terms of his amended and restated employment agreement, for his services as the Company’s Chief Executive Officer, Dr. Henderson is eligible to receive an annual base salary of $630,000, a target annual bonus of 55%, and participation in our employee benefit plans as in effect from time to time. Dr. Henderson’s amended and restated employment agreement also provides that Dr. Henderson may be eligible for severance benefits upon certain terminations of employment pursuant to the terms of our Executive Severance Policy (as defined below), as described below under the subsection titled “Additional Narrative Disclosure — Potential Payments Upon Termination or Change in Control.”
Carl Dambkowski, M.D.
We entered into an amended and restated employment agreement with Dr. Dambkowski effective August 25, 2023, under which Dr. Dambkowski continues to serve as our Chief Medical Officer. Under his amended and restated employment agreement, Dr. Dambkowski is eligible to receive an annual base salary of $500,000, a target annual bonus of 45%, and participation in our employee benefit plans as in effect from time to time.
Dr. Dambkowski’s amended and restated employment agreement also provides that Dr. Dambkowski may be eligible for severance benefits upon certain terminations of employment pursuant to the terms of our Executive Severance Policy, as described below under the subsection titled “Additional Narrative Disclosure — Potential Payments Upon Termination or Change in Control.”
Jane Pritchett Henderson
We entered into an amended and restated employment agreement with Ms. Henderson effective August 25, 2023, under which Ms. Henderson continues to serve as our Chief Financial Officer. Under her employment agreement, Ms. Henderson is eligible to receive an annual base salary of $500,000, a target annual bonus of 45%, and participation in our employee benefit plans as in effect from time to time.
Ms. Henderson’s amended and restated employment agreement also provides that Ms. Henderson may be eligible for severance benefits upon certain terminations of employment pursuant to the terms of our Executive Severance Policy, as described below under the subsection titled “Additional Narrative Disclosure — Potential Payments Upon Termination or Change in Control.”
Base Salary
We use base salaries to provide our NEOs with a fixed, base level of compensation. In setting the base salaries for our NEOs, we consider their experience, skills, knowledge and responsibilities, as well as market peer group data. The base salaries of our NEOs per their employment agreements are described above.
In December 2023, our Board approved an increase in the base salaries of Dr. Henderson to $661,500 (from $630,000), of Dr. Dambkowski to $525,000 (from $500,000) and of Ms. Henderson to $525,000 (from $500,000) effective January 1, 2024.
Annual Cash Bonuses
During the 2023 Fiscal Year, we did not maintain a formal performance-bonus program. Each of our NEOs was instead eligible to receive a discretionary bonus pursuant to the terms of their respective employment agreements in an amount determined by the Board. For the 2023 Fiscal Year, the target annual cash bonus for each of our NEOs was as follows:
NAME	TARGET ANNUAL CASH BONUS (% OF BASE SALARY)
Michael Henderson, M.D.	55%
Carl Dambkowski, M.D.	45%
Jane Pritchett Henderson	45%
The amount of each NEO’s actual annual cash bonus was determined by the Board based on its assessment of each NEO’s individual performance as well as the Board’s assessment of overall company performance. Annual bonuses with respect to the 2023 Fiscal Year were approved by the Board in the following amounts:
NAME	2023 ANNUAL CASH BONUS
Michael Henderson, M.D.	$606,375
Carl Dambkowski, M.D.	$393,750
Jane Pritchett Henderson	$374,332
Incentive Unit and Stock Option Awards
Prior to the IPO, we granted long-term incentive compensation to our NEOs pursuant to the LLC Agreement in the form of incentive units. On July 13, 2023, in connection with our IPO, all outstanding incentive units were exchanged for shares of common stock and holders of such incentive units under the LLC Agreement received a number of shares of common stock (with respect to vested incentive units) or restricted common stock (with respect to unvested incentive units) of Apogee Therapeutics, Inc. based on the fair value per incentive unit. Following the IPO, we have granted long-term incentive compensation to our NEOs in the form of stock options pursuant to our 2023 Plan.

Incentive Units
On October 3, 2022, Dr. Henderson received 1,527,777 incentive units under the LLC Agreement and received an additional 1,375,292 incentive units under the LLC Agreement on December 21, 2022. Additionally, on October 17, 2022, Dr. Henderson received 1,634,524 incentive units under the LLC Agreement the vesting of which was subject to the occurrence of a specified dilution event on or prior to December 31, 2022, which dilution event did occur within such timeframe. In connection with the IPO, the foregoing incentive units held by Dr. Henderson were exchanged for 1,489,487 shares of common stock, consisting of (i) 350,615 shares of fully vested common stock as of the date of the exchange, (ii) 851,495 shares of restricted common stock, which vest in 34 equal monthly installments through May 2, 2026, and (iii) 287,377 shares of restricted common stock, one quarter of which vested on December 14, 2023, with the remaining three quarters vesting in equal monthly installments over the following three years, in each case subject to Dr. Henderson’s continued service to us through each applicable vesting date.
On October 3, 2022, Dr. Dambkowski received a grant of 347,222 incentive units under the LLC Agreement and received an additional 807,802 incentive units under the LLC Agreement on December 21, 2022. In connection with the IPO, the foregoing incentive units held by Dr. Dambkowski were exchanged for 300,788 shares of restricted common stock, consisting of (i) 131,992 shares of restricted common stock, one quarter of which vested on September 16, 2023, with the remaining three quarters vesting in equal monthly installments over the following three years, and (ii) 168,796 shares of restricted common stock, one quarter of which vested on December 14, 2023, with the remaining three quarters vesting in equal monthly installments over the following three years, in each case subject to Dr. Dambkowski’s continued service to us through each applicable vesting date.
On February 1, 2023, Ms. Henderson received 990,020 incentive units under the LLC Agreement. In connection with the IPO, the foregoing incentive units held by Ms. Henderson were exchanged for 206,871 shares of restricted common stock, one quarter of which vested on February 1, 2024, with the remaining three quarters vesting in equal monthly installments over the following three years, subject to Ms. Henderson’s continued service to us through each applicable vesting date.
Stock Options
On December 18, 2023, each of Dr. Henderson, Dr. Dambkowski, and Ms. Henderson received a grant of stock options pursuant to the 2023 Plan in the amounts of 398,512 options, 175,345 options, and 175,345 options, respectively. The options have a per share exercise price of $22.86 and vest in forty-eight equal monthly installments over a four-year period from the date of grant, subject to recipient’s continued service to us through each applicable vesting date.
Other Compensation Elements
We offer participation in broad-based retirement, health and welfare plans to all of our employees. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Code in which employees, including the NEOs, are allowed to contribute portions of their eligible compensation to a tax-qualified retirement account. Effective January 1, 2024, we established a 401(k) matching program which enables our employees, including the NEOs, to receive a dollar-for-dollar Company match of up to 4% of his or her compensation to the 401(k) fund, subject to limitations under applicable law. See the subsection titled “Additional Narrative Disclosure — Retirement Benefits” for more information.
Outstanding Equity Awards at 2023 Fiscal Year-End Table
The following table summarizes equity awards held by our NEOs as of the end of the 2023 Fiscal Year. Prior to the IPO, our NEOs each held incentive units pursuant to the LLC Agreement, which were exchanged for shares of common stock (with respect to vested incentive units) or restricted common stock (with respect to unvested incentive units) in connection with our IPO. Each of the equity awards in the table below may be subject to accelerated vesting, as described below under the subsection titled “Additional Narrative Disclosure — Potential Payments Upon Termination or Change in Control.”

	STOCK OPTIONS				STOCK AWARDS
	NUMBER OF	NUMBER OF
	SECURITIES	SECURITIES				MARKET
	UNDERLYING	UNDERLYING				VALUE OF
	UNEXERCISED	UNEXERCISED			NUMBER OF	SHARES
	OPTIONS	OPTIONS	OPTION	OPTION	SHARES	THAT HAVE
	EXERCISABLE	UNEXERCISABLE	EXERCISE	EXPIRATION	THAT HAVE	NOT VESTED
NAME	(#)	(#)(1)	PRICE	DATE	NOT VESTED	($)
Michael Henderson, M.D.	—	398,512	$22.86	12/18/2033
					726,276(2)	20,292,151
					215,533(3)	6,021,992
Carl Dambkowski, M.D.	—	175,345	$22.86	12/18/2033
					90,745(4)	2,535,415
					126,597(5)	3,537,120
Jane Pritchett Henderson	—	175,345	$22.86	12/18/2033
					206,871(6)	5,779,976

(1)
Shares subject to the option vest in 48 monthly installments beginning on December 18, 2023, subject to the recipient’s continued service to us through each applicable vesting date.

(2)
25% of the awards vested on May 2, 2023, with the remainder vesting in equal monthly installments until May 2026, subject to Dr. Henderson’s continued service to us through each applicable vesting date.

(3)
25% of the awards vested on December 14, 2023, with the remainder vesting in equal monthly installments until December 2026, subject to Dr. Henderson’s continued service to us through each applicable vesting date.

(4)
25% of the awards vested on September 16, 2023, with the remainder vesting in equal monthly installments until September 2026, subject to Dr. Dambkowski’s continued service to us through each applicable vesting date

(5)
25% of the awards vested on December 14, 2023, with the remainder vesting in equal monthly installments until December 2026, subject to Dr. Dambkowski’s continued service to us through each applicable vesting date.

(6)
25% of the awards vested on February 1, 2024, with the remainder vesting in equal monthly installments until February 2027, subject to Ms. Henderson’s continued service to us through each applicable vesting date.

Additional Narrative Disclosure
Retirement Benefits
We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan. We maintain a 401(k) plan in which employees, including our NEOs, are allowed to contribute portions of their eligible compensation to a tax-qualified retirement account.
Potential Payments Upon Termination or Change in Control
Executive Severance Policy
In June 2023, our Board approved an executive severance policy that covers Dr. Henderson, Dr. Dambkowski, and Ms. Henderson, which was further amended in August 2023 (Executive Severance Policy). Potential payments in connection with a change in control to each of Dr. Henderson, Dr. Dambkowski, and Ms. Henderson are governed by the Executive Severance Policy.
Under the Executive Severance Policy, Dr. Henderson is eligible to receive upon a termination by us without cause (as defined below) or a resignation for good reason (as defined below) that is not within the change in control period (as defined below): (i) 1.5 times his annual base salary, (ii) payment of any bonus amount earned but unpaid for the year prior to the year of termination, (iii) payment of a pro-rata portion of the target bonus that he would have earned for the year in which the termination occurs, (iv) subsidized continued health coverage for up to 18 months, and (v) the immediate acceleration of 30% of his equity-based awards. In addition, upon a termination by us without cause or a resignation for good reason, occurring within the change in control period, Dr. Henderson will be eligible to receive: (i) 1.5 times his annual base salary, (ii) payment of any bonus amount earned but unpaid for the year prior to the year of termination, (iii) payment of the full target bonus he would have earned for the year in which the termination occurs, (iv) subsidized continued health coverage for up to 18 months, and (v) the immediate acceleration of 100% of his equity-based awards.
Under the Executive Severance Policy, Dr. Dambkowski and Ms. Henderson are eligible to receive upon a termination by us without cause or a resignation for good reason (as defined below) that is not within the change in control period: (i) 1.0 times annual base salary, (ii) payment of any bonus amount earned but unpaid for the year prior to the year of termination, (iii) payment of a pro-rata portion of the target bonus that he or she would have earned for the year in which the termination occurs, and (iv) subsidized continued health coverage for up to 12 months. In addition, upon a termination by us without cause or a resignation for good reason, occurring within the change in control period, Dr. Dambkowski and Ms. Henderson will be eligible to receive the benefits listed in items (i), (ii), and (iv) and the payment of the full target bonus he or she would have earned for the year in which the termination occurs and the immediate acceleration of 100% of his or her equity-based awards.
For purposes of the Executive Severance Policy, the following definitions apply:
•
“Cause” means the NEO’s (i) dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business that results in or is reasonably anticipated to result in material harm to the Company; (ii) commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) failure to perform in all material respects his or her assigned duties and responsibilities to the reasonable satisfaction of the Board, which failure continues, in the reasonable judgment of the Board, for thirty (30) days after written notice given to the NEO describing such failure; (iv) gross negligence, willful misconduct that results in or is reasonably anticipated to result in harm to the Company; or (v) violation of any material provision of any agreement(s) between the NEO and the Company or any Company policies including, without limitation, agreements relating to noncompetition, non-solicitation, nondisclosure and/or assignment of inventions or policies related to ethics or workplace conduct and such violation, if curable, is not cured within thirty (30) days after the Company provides written notice to the NEO of such violation.

•
“Change in Control” means (i) any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such person or any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in (iii) below; (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: (A) individuals who, on the effective date of the 2023 Plan, constitute the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who were either directors on the effective date of the 2023 Plan or whose appointment, election or nomination for election was previously so approved or recommended; (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (iv) the implementation of a plan of complete liquidation or dissolution of the Company; or (v) there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
•
“Change in Control Period” means the three (3) month period immediately before and the twelve (12) month period that immediately follows the first event constituting a Change in Control.

•
For Dr. Henderson only, “Good Reason” means the occurrence of any of the following (both within and outside of the Change in Control Period): (i) a material diminution in Dr. Henderson’s base salary or target bonus except for across-the-board salary and target bonus reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; or (ii) a material change in the geographic location at which Dr. Henderson provides services to the Company; or (iii) a material reduction in Dr. Henderson’s duties, authority or responsibilities, but excluding any change in title that does not represent a material reduction in Dr. Henderson’s duties, authority or responsibilities; or (iv) the failure of the Company to obtain the assumption of Dr. Henderson’s amended and restated employment agreement by a successor; or (v) the material breach of Dr. Henderson’s amended and restated employment agreement by the Company; or (vi) a requirement by the Company that Dr. Henderson’s primary work location shall be in-office when remote work is feasible and does not impair Dr. Henderson’s ability to perform his duties.

•
For Dr. Dambkowski and Ms. Henderson only, “Good Reason” means (A) with respect to a resignation by the NEO outside of the Change in Control Period: (i) the material breach of such NEO’s written employment or services agreement by the Company or (ii) a requirement by the Company that such NEO’s primary work location shall be in-office when remote work is feasible and does not impair such NEO’s ability to perform such NEO’s duties or (B) with respect to a resignation by the NEO within the Change in Control Period: (i) a material diminution in such NEO’s base salary or target bonus except for across-the-board salary and target bonus reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; or (ii) a material change in the geographic location at which such NEO provides services to the Company; or (iii) a material reduction in such NEO’s duties, authority or responsibilities, but excluding any change in title that does not represent a material reduction in such NEO’s duties, authority or responsibilities; or (iv) the failure of the Company to obtain the assumption of such NEO’s written employment or services agreement by a successor; or (v) the material breach of such NEO’s written employment or services agreement by the Company; or (vi) a requirement by the Company that such NEO’s primary work location shall be in-office when remote work is feasible and does not impair such NEO’s ability to perform such NEO’s duties.

2023 Equity Incentive Plan
Our Board and stockholders adopted our 2023 Equity Incentive Plan (the “2023 Plan”), which became effective immediately following the Reorganization. The purpose of the 2023 Plan is to promote and closely align the interests of our employees, officers, non-employee directors and other service providers and our stockholders by providing stock-based compensation and other performance-based compensation. The 2023 Plan allows for the grant of stock options, both incentive stock options and “non-qualified” stock options; stock appreciation rights (SARs), alone or in conjunction with other awards; restricted stock and restricted stock units; incentive bonuses, which may be paid in cash, stock, or a combination thereof; and other stock-based awards. We refer to these collectively herein as Awards.
2023 Employee Stock Purchase Plan
Our Board and stockholders adopted our 2023 Employee Stock Purchase Plan (the “ESPP”), which became effective immediately following the Reorganization. The purpose of the ESPP is to encourage and enable our eligible employees to acquire a proprietary interest in us through the ownership of our common stock.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK
Security Ownership of Certain Beneficial Owners and Management
The following table presents information regarding beneficial ownership of our equity interests as of March 1, 2024 by:
•
each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our common stock and non-voting common stock;

•
each of our directors and nominees;

•
each of our NEOs; and

•
all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities as of March 1, 2024. Under such rules, beneficial ownership includes any shares of common stock over which the individual or entity has sole or shared voting power or investment power as well as any shares of common stock that the individual or entity has the right to acquire within 60 days after the date of this table through the exercise of any stock option, warrant or other right. To our knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned.
The percentage ownership information shown in the column titled “Total Percentage Ownership” in the table below is based on 50,655,671 shares of our common stock outstanding, including 2,136,345 unvested shares of restricted common stock and 13,486,642 shares of non-voting common stock as of the date of this table (plus, as to any particular beneficial owner, any shares as to which such person has the right to acquire beneficial ownership within 60 days thereafter). The percentage ownership information shown in the column titled “Voting Power” in the table below is based on 35,032,684 shares of our voting common stock outstanding, and excludes 2,136,345 unvested shares of restricted common stock. Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on the first page of this Proxy Statement.
Name of Beneficial Owner	Number of Shares of Voting Common Stock Owned	Number of Shares of Non-Voting Common Stock Owned	Total Percentage Ownership(1)	Voting Power(2)
Greater than 5% Stockholders:
Entities affiliated with Fairmount Funds Management LLC(3)	2,048,647**	6,743,321	17.4%	5.8%**
Entities affiliated with Venrock Healthcare Capital Partners III, L.P.(4)	1,750,000**	6,743,321	16.8%	5.0%**
Entities affiliated with FMR LLC (Fidelity)(5)	5,018,880	—	9.9%	14.3%
Wellington Biomedical Innovation Master Investors (Cayman) II, L.P.(6)	2,527,901	—	5.0%	7.2%
Entities affiliated with Deep Track Capital, LP(7)	2,323,456	—	4.6%	6.6%
Paragon(8)	2,259,073	—	4.5%	6.4%
Entities affiliated with RTW Investments, LP(9)	2,142,592	—	4.2%	6.1%
Entities affiliated with RA Capital(10)	1,977,901	—	3.9%	5.6%
Perceptive Xontogeny Venture Fund II, LP(11)	1,977,901	—	3.9%	5.6%

Name of Beneficial Owner	Number of Shares of Voting Common Stock Owned	Number of Shares of Non-Voting Common Stock Owned	Total Percentage Ownership(1)	Voting Power(2)
Entities affiliated with AI Biotechnology LLC(12)	1,940,364	—	3.8%	5.5%
Named Executive Officers, Directors and Nominees:
Michael Henderson, M.D.(13)	705,011	—	1.4%	2.0%
Carl Dambkowski, M.D.(14)	123,123	—	*	*
Jane Pritchett Henderson(15)	74,948	—	*	*
Mark C. McKenna(16)	11,111	—	*	*
Peter Harwin(3)	2,099,813**	6,743,321	17.5%	6.0%**
Jennifer Fox	—	—	*	*
Andrew Gottesdiener, M.D.	—	—	*	*
William (BJ) Jones, Jr.	—	—	*	*
Tomas Kiselak(3)	2,099,813**	6,743,321	17.5%	6.0%**
Nimish Shah(4)	1,750,000**	6,743,321	16.8%	5.0%**
All current executive officers and directors as a group (10 persons)(17)	4,815,172	13,486,642	36.1%	13.7%

*
Represents beneficial ownership of less than one percent.

**
Entities affiliated with Fairmount Funds Management LLC and entities affiliated with Venrock Healthcare Capital Partners III, L.P. each beneficially own the shares of common stock underlying their non-voting common stock, subject to an ownership limitation of 9.99% of outstanding common stock. Accordingly, such entities have the ability to convert their shares of non-voting common stock into common stock, and thereby increase their voting power, subject to such ownership limitation.

(1)
Calculated based on the sum of “Number of Shares of Voting Common Stock Owned” and “Number of Shares of Non-Voting Common Stock Owned,” divided by the sum of (1) the number of shares of voting common stock and non-voting common stock outstanding as of the date of this table, and (2) the number of shares of common stock that a person has the right to acquire within 60 days after the date of this table (which includes the number of shares of non-voting common stock owned by such person to the extent they can be converted to common stock within 60 days after the date of this table).

(2)
Calculated based on “Number of Shares of Voting Common Stock Owned” divided by the number of shares of voting common stock outstanding as of the date of this table, excluding unvested shares of restricted common stock.

(3)
Based on a Schedule 13D/A filed on January 31, 2024 and Company records. Consists of 59,913 shares of common stock and 221,426 shares of non-voting common stock held by Fairmount Healthcare Fund L.P. (“Fairmount Fund”) and 1,992,734 shares of common stock and 6,521,895 shares of non-voting common stock held by Fairmount Healthcare Fund II L.P. (“Fairmount Fund II”). Fairmount Funds Management LLC (“Fairmount”) is the investment manager for Fairmount Fund and Fairmount Fund II. Peter Harwin and Tomas Kiselak are the managing members of Fairmount. Fairmount, Peter Harwin and Tomas Kiselak may be deemed to have voting and investment power over the shares held by Fairmount Fund and Fairmount Fund II. Fairmount, Peter Harwin and Tomas Kiselak disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address for the entities listed is 200 Barr Harbor Drive, Suite 400, West Conshohocken, PA 19428.

(4)
Based on a Schedule 13D filed on July 28, 2023 and Company records. Consists of 460,075 shares of common stock and 2,495,319 shares of non-voting common stock held by Venrock Healthcare Capital Partners III, L.P. (“VHCP III”); 46,025 shares of common stock and 249,522 shares of non-voting common stock held by VHCP Co-Investment Holdings III, LLC (“VHCP Co-III”); and 1,243,900

shares of common stock and 3,998,480 shares of non-voting common stock held by Venrock Healthcare Capital Partners EG, L.P. (“VHCP EG”). VHCP Management III, LLC (“VHCPM III”) is the sole general partner of VHCP III and the sole manager of VHCP Co-III. VHCP Management EG, LLC (“VHCPM EG”) is the sole general partner of VHCP EG. Dr. Bong Koh and Nimish Shah are the voting members of VHCPM III and VHCPM EG. Dr. Koh, Mr. Shah, VHCPM III and VHCPM EG disclaim beneficial ownership over all shares held by VHCP III, VHCP Co-III, and VHCP EG, except to the extent of their respective indirect pecuniary interests therein. The address for the entities listed is 3340 Hillview Avenue, Palo Alto, CA 94304.
(5)
Based on a Schedule 13G/A filed on February 9, 2024. The securities represented in the table above are owned by funds or accounts managed by direct or indirect subsidiaries of FMR LLC and are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(6)
Based on Company records. Consists of 2,527,901 shares of common stock held by Wellington Biomedical Innovation Master Investors (Cayman) II L.P. (“Wellington Biomedical Fund”). Wellington Management Company LLP, a registered investment adviser under the Investment Advisers Act of 1940, as amended, is the investment adviser to Wellington Biomedical Fund, and Wellington Alternative Investments LLC is its general partner. Wellington Management Investment, Inc. is the managing member of Wellington Alternative Investments LLC. Wellington Management Company LLP is an indirect subsidiary of Wellington Management Group LLP. Wellington Management Group LLP and Wellington Management Company LLP may be deemed beneficial owners with shared voting and investment power over the shares held by Wellington Biomedical Fund. Additional information about Wellington Management Company LLP is available in its Form ADV filed with the SEC. The address of all entities referenced in this footnote is 280 Congress Street, Boston, MA 02210.

(7)
Based on a Schedule 13G/A filed on February 14, 2024. Deep Track Biotechnology Master Fund, Ltd., Deep Track Capital, LP and David Kroin have shared voting and dispositive power over these securities. The address of Deep Track Capital, LP and David Kroin is 200 Greenwich Ave, 3rd Floor, Greenwich, Connecticut 06830. The address of Deep Track Biotechnology Master Fund, Ltd. is c/o Walkers Corporate Limited, 190 Elgin Ave, George Town, KY1-9001, Cayman Islands.

(8)
Based on Company records. Consists of 959,750 shares of common stock held by Paragon and 1,299,323 shares of common stock held by Paragee Holding. Paragee Holding is owned and controlled by Paragon. Paragon is managed by a board of directors. The address of the entities listed above is 221 Crescent Street, Building 23, Suite 105, Waltham, MA 02453.

(9)
Based on Company records. Consists of 2,142,592 shares held in the aggregate by RTW Innovation Master Fund, Ltd., RTW Master Fund, Ltd. and RTW Venture Fund Limited. RTW Investments, LP is the manager of RTW Master Fund, Ltd., RTW Venture Fund Limited and RTW Innovation Master Fund. Roderick Wong, M.D. is the Managing Partner and Chief Investment Officer of RTW Investments, LP and as such has sole voting and investment control over such shares. Dr. Wong disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address of RTW Investments, LP and Dr. Wong is 40 10th Avenue, Floor 7, New York, New York 10014.

(10)
Based on a Schedule 13G filed on February 14, 2024. Includes 1,201,917 shares of common stock held by RA Capital Healthcare Fund, L.P. (“RA Healthcare”) and 775,984 shares of common stock held by RA Capital Nexus Fund III, L.P. (“Nexus III”). RA Capital Management, L.P. is the investment manager for RA Healthcare and Nexus III. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky, Ph.D. and Rajeev Shah are the managing members. RA Capital Management, L.P., RA Capital Management GP, LLC, Peter Kolchinsky, Ph.D. and Rajeev Shah may be deemed to have voting and investment power over the shares held of record by RA Healthcare and Nexus III. RA Capital Management, L.P., RA Capital Management GP, LLC, Peter Kolchinsky, Ph.D. and Rajeev Shah disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of the entities listed above is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.
(11)
Based on Company records. The securities are directly held by Perceptive Xontogeny Venture Fund II, LP (“Perceptive Xontogeny”). Perceptive Venture Advisors, LLC (the “Venture Advisor”) serves as the investment advisor to Perceptive Xontogeny and is an affiliate of the Advisor. Joseph Edelman is the managing member of the Advisor. The Venture Advisor, the Advisor and Mr. Edelman disclaim, for purposes of Section 16 of the Exchange Act, beneficial ownership of such securities, except to the extent of his or its indirect pecuniary interest therein, and this report shall not be deemed an admission that they are the beneficial owner of such securities for purposes of Section 16 or for any other purposes. The address of the principal business office of each of foregoing persons is c/o 51 Astor Place, 10th Floor, New York, NY 10003.

(12)
Based on a Schedule 13G filed on November 3, 2023. 1,940,364 shares of common stock are owned directly by AI Biotechnology LLC (“AI Biotechnology”) and may be deemed to be beneficially owned by Access Industries Holdings LLC (“AIH”), Access Industries Management, LLC (“AIM”) and Len Blavatnik because (i) Mr. Blavatnik controls AIM and holds a majority of the outstanding voting interests in AIH, (ii) AIM controls AIH, and (iii) AIH directly controls all of the outstanding voting interests in AI Biotechnology. AIH, AIM and Mr. Blavatnik and each of their affiliated entities and the officers, partners, members and managers thereof, disclaims beneficial ownership of these securities. The address of the entities listed above is c/o Access Industries, Inc., 40 West 57th Street, 28th Floor, New York, NY 10019.

(13)
Includes 62,062 shares of restricted voting common stock that Dr. Henderson has the right to acquire within 60 days after the date of this table and 33,209 shares of common stock underlying options that have vested or will vest within 60 days after the date of this table.

(14)
Includes 12,532 shares of restricted voting common stock that Dr. Dambkowski has the right to acquire within 60 days after the date of this table and 14,612 shares of common stock underlying options that have vested or will vest within 60 days after the date of this table.

(15)
Includes 4,310 shares of restricted voting common stock that Ms. Henderson has the right to acquire within 60 days after the date of this table and 14,612 shares of common stock underlying options that have vested or will vest within 60 days after the date of this table.

(16)
Includes 11,111 shares of common stock underlying options that have vested or will vest within 60 days after the date of this table.

(17)
Includes 78,904 shares of restricted voting common stock that the directors and executive officers have the right to acquire within 60 days after the date of this table and 73,544 shares of common stock underlying options that have vested or will vest within 60 days after the date of this table. Excludes 2,048,647 shares of voting common stock and 6,743,321 shares of non-voting common stock that are beneficially owned by two directors to avoid double counting.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2023 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders(2)	2,650,107	$21.49	4,534,933

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Total	2,650,107	$21.49	4,534,933

(1)
The weighted-average exercise price does not take into account shares issuable upon vesting of any outstanding restricted stock units, which have no exercise price.

(2)
Includes the following plans: our 2023 Plan and our ESPP, including 479,003 shares subject to purchase thereunder during the purchase periods in effect as of December 31, 2023. Excludes 2,416,938 and 483,387 shares that were added to our 2023 Plan and our ESPP, respectively, on January 1, 2024 pursuant to the evergreen provisions thereunder that provide for automatic annual increases on January 1 of each year during the term of the respective plan equal to 5% of our outstanding shares as of the preceding December 31 (or such lesser amount as approved by the Compensation Committee), in the case of the 2023 Plan, or 1% of our outstanding shares as of the preceding December 31 (or such lesser amount as approved by the Compensation Committee), in the case of the ESPP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a summary of each transaction or series of similar transactions since February 4, 2022 (inception) or any currently proposed transaction, to which we were or are a party in which:
•
the amount involved exceeds $120,000; and

•
any related person (including our directors, executive officers, beneficial owners of more than 5% of our voting capital stock and any affiliates or members of their immediate family) had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the sections titled “Executive Compensation” and “Director Compensation” or that were approved by our Compensation Committee.

Beneficial ownership of securities is determined in accordance with the rules of the SEC.
Related Party Transactions
Preferred Unit Financings
Series A Preferred Unit Financing
In February 2022, August 2022 and October 2022, we completed a preferred unit financing and issued and sold an aggregate of 20,000,000 Series A preferred units at a purchase price of $1.00 per unit. We issued and sold the Series A preferred units pursuant to a unit purchase agreement entered into with certain investors, for an aggregate purchase price of approximately $20.0 million. The following table summarizes purchases of our Series A preferred units by related persons:
PARTICIPANT	SERIES A PREFERRED UNITS	CASH PURCHASE PRICE
Entities affiliated with Fairmount	10,000,000	$10,000,000
Entities affiliated with Venrock	10,000,000	$10,000,000
Series B Preferred Unit Financing
In November 2022, we completed a preferred unit financing and issued and sold an aggregate of 45,089,212 Series B preferred units at a purchase price of $3.30456 per unit. We issued and sold the Series B preferred units pursuant to a unit purchase agreement entered into with certain investors, for an aggregate purchase price of approximately $149.0 million. The following table summarizes purchases of our Series B preferred units by related persons:
PARTICIPANT	SERIES B PREFERRED UNITS	CASH PURCHASE PRICE
Entities affiliated with Fairmount	7,565,304	$25,000,000.99
Entities affiliated with Venrock	7,565,304	$25,000,000.99
Insider Participation in Initial Public Offering
On July 18, 2023, we completed our IPO of our common stock. In our IPO, we issued and sold 20,297,500 shares of our common stock, including the full exercise of the underwriters’ option to purchase up to 2,647,500 additional shares, at a price to the public of $17.00 per share. The following table summarizes purchases of our shares in our IPO by related persons:
PARTICIPANT	COMMON STOCK	CASH PURCHASE PRICE
Entities affiliated with Fairmount	2,941,176	$49,999,992
Entities affiliated with Venrock	1,750,000	$29,750,000

Our Relationship with Paragon
We are party to a number of agreements with Paragon. Paragon beneficially owns more than 5% of our capital stock through its holdings of incentive units and common units. Fairmount Funds Management LLC beneficially owns more than 5% of our capital stock, has two seats on our Board and beneficially owns more than 5% of Paragon, which is a joint venture between Fairmount Funds Management LLC and Fair Journey Biologics. Fairmount Funds Management LLC has appointed the sole director on Paragon’s board of directors and has the contractual right to approve the appointment of any executive officers.
In February 2022, we entered into an antibody discovery and option agreement with Paragon, which was subsequently amended in November 2022 (as amended, the “2022 Option Agreement”). In consideration for the exclusive options granted under the 2022 Option Agreement, we paid an upfront cash amount of $1.3 million and issued 1,250,000 common units to Paragon. Paragon was also entitled to up to an additional 3,750,000 common units in exchange for the rights granted under the 2022 Option Agreement, of which 1,250,000 were issued in connection with the additional closing of the Series A Preferred Unit financing in August 2022 and 2,500,000 were issued in connection with the additional closings of the Series A Preferred Unit financing in October 2022. Pursuant to the terms of the 2022 Option Agreement, the parties will initiate certain research programs that will generally be focused on a particular target (each, a “Research Program”). Each Research Program is aimed at discovering, generating, identifying and/or characterizing antibodies directed to the respective target. For each Research Program, the parties established a research plan that sets forth the activities that will be conducted, and the associated research budget (each, a “Research Plan”). On a Research Program-by-Research Program basis following the finalization of the Research Plan for each respective Research Program, we are required to pay Paragon a nonrefundable fee in cash of $0.5 million under the 2022 Option Agreement. We are also obligated to compensate Paragon on a quarterly basis for its services performed under each Research Program based on the actual costs incurred.
In November 2023, we entered into an additional antibody discovery and option agreement with Paragon (the “2023 Option Agreement” and, together with the 2022 Option Agreement, the “Option Agreements”). On a Research Program-by-Research Program basis following the finalization of the Research Plan for each respective Research Program, we are required to pay Paragon a nonrefundable fee in cash of $2.0 million under the 2023 Option Agreement. We are also obligated to compensate Paragon on a quarterly basis for its services performed under each Research Program based on the actual costs incurred. For the period from February 4, 2022 (inception) to December 31, 2022 and for the twelve months ended December 31, 2023, we recognized $22.3 million and $15.9 million, respectively, of expense in connection with the services provided by Paragon under the Option Agreements, including the nonrefundable fee following the finalization of the IL-13 Research Plan. In addition, in December 2022, we granted Paragon 1,625,086 incentive units as consideration under the 2022 Option Agreement.
In November 2022, we exercised our option available under the 2022 Option Agreement with respect to the IL-13 Research Program and entered into an associated license agreement with Paragon (the “IL-13 License Agreement”). In April 2023, we exercised our option available under the 2022 Option Agreement with respect to the IL-4Rα Research Program and the OX40L Research Program and entered into associated license agreements with Paragon (respectively, the “IL-4Rα License Agreement” and the “OX40L License Agreement”). In connection with each such exercise, we paid Paragon a nonrefundable fee in cash of $0.5 million per Research Program. We are also obligated to pay Paragon up to $3.0 million upon the achievement of specific development and clinical milestones for the first product under each of the IL-13 License Agreement, IL-4Rα License Agreement and OX40L License Agreement that achieves such specified milestones. Upon execution of the IL-13 License Agreement, we paid Paragon a $1.0 million fee for nomination of a development candidate. In August 2023, we announced the dosing of our first participant in the Phase 1 trial of APG777 and incurred a milestone payment of $2.0 million to Paragon in the third quarter of 2023. In November 2023, the Company finalized the nomination of a development candidate under the IL-4Rα License Agreement and made a milestone payment of $1.0 million to Paragon in the fourth quarter of 2023. We have not made any payments under the OX40L License Agreement. The Option Agreements, the IL-13 License Agreement, the IL-4Rα License Agreement and the OX40L License Agreement were negotiated on an arm’s-length basis and are market rate transactions on terms that we believe are no less favorable than would have been reached with an unrelated third party. For additional detail regarding our arrangements with Paragon, see Part I, Item 1,”Business — Our Collaboration, License and Services Agreements” of our Annual Report on Form 10-K for the year ended December 31, 2023.

Indemnification Agreements
In connection with our IPO, we entered into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a director or officer, as applicable, to the maximum extent allowed under Delaware law.
Reorganization
In connection with our IPO, the members of Apogee Therapeutics, LLC contributed their units in Apogee Therapeutics, LLC to Apogee Therapeutics, Inc. in exchange for shares of common stock and/or non-voting common stock of Apogee Therapeutics, Inc, as applicable.
Registration Rights Agreement
We have entered into a registration rights agreement with the holders of 24,987,750 shares of our common stock (including shares of common stock issuable upon conversion of our non-voting common stock). The registration of shares of our common stock pursuant to the exercise of registration rights described below would enable holders to sell these shares without restriction under the Securities Act of 1933, as amended (the “Securities Act”), when the registration statement is declared effective. We will pay all expenses related to any demand, piggyback or Form S-3 registration described below, with the exception of underwriting discounts, selling commissions, and stock transfer taxes.
The registration rights described below will expire upon the earliest to occur of: (i) three years after the completion of our IPO; (ii) the closing of a merger or consolidation in which (A) we are constituent party or (B) a subsidiary of ours is a constituent party and we issue shares of our capital stock pursuant to such merger or consolidation; or (iii), with respect to any particular holder, at such time that such holder can sell its shares, under Rule 144 or another similar exemption under the Securities Act, during any three-month period without registration.
Form S-1 Demand Registration Rights
The holders of registrable securities who are party to the registration rights agreement (the “Registration Rights Holders”) are entitled to certain demand registration rights. At any time after January 9, 2024, Registration Rights Holders who hold a majority of the registrable securities then outstanding may request that we file a Form S-1 registration statement for which the anticipated aggregate offering price would exceed $20,000,000.
Form S-3 Demand Registration Rights
At any time after we are qualified to file a registration statement on Form S-3, and subject to limitations and conditions, Registration Rights Holders who hold at least 30% of the registrable securities then outstanding may make a written request that we prepare and file a registration statement on Form S-3 under the Securities Act covering their shares, so long as the aggregate price to the public, net of the underwriters’ discounts and commissions, is at least $5,000,000. We will prepare and file the Form S-3 registration statement as requested, unless, in the good faith judgment of our Board, such registration would be materially detrimental to the Company and its stockholders and filing should be deferred. We may defer only once in any 12-month period, and such deferral shall not exceed 90 days after receipt of the request. In addition, we are not obligated to prepare or file any of these registration statements (i) during the period that is 30 or 60 days, as the case may be, before our good faith estimate of the date of filing of, and ending on a date that is 180 days after the effective date of, a Company-initiated registration or (ii) if two of these registrations have been completed within any 12-month period.
Piggyback Registration Rights
Subject to certain specified exceptions, if we propose to register any of our securities under the Securities Act either for our own account or for the account of other stockholders, the Registration Rights

Holders are entitled to notice and certain “piggyback” registration rights allowing them to include their shares in our registration statement. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, in their sole discretion, to limit the number of shares included in any such offering under certain circumstances, but not below 30% of the total amount of securities included in such offering.
Related Party Transaction Policy
Our Board has a written policy regarding the review and approval or ratification by our Audit Committee of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships between us or any of our subsidiaries and any related person in which the aggregate amount involved since the beginning of our last completed fiscal year exceeds or is expected to exceed $120,000 and such related person has or will have a direct or indirect interest. A related person is defined to include any executive officers, directors or director nominees or beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing persons. In determining to approve or ratify any such transaction, our Audit Committee is expected to take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed under the terms of the policy to have standing pre-approval by the Audit Committee but may be specifically reviewed if appropriate in light of the facts and circumstances. Any director who is a related person with respect to a transaction under review is not permitted to participate in the deliberations (other than to provide information concerning the transaction to the Audit Committee) or vote on approval of the transaction.
The Series A Preferred Unit financing, the Series B Preferred Unit financing and the 2022 Option Agreement described above were consummated prior to our adoption of the formal, written policy described above, and, accordingly, the foregoing policies and procedures were not followed with respect to these transactions.

OTHER MATTERS
Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting
Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2025 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Eastern Time) on December 25, 2024 and must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.
As set forth in our Bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2025 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the close of business (6:00 p.m. Eastern Time) on the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which the first public announcement of the date of such annual meeting is made by the Company. Therefore, unless the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than February 5, 2025 and no later than the close of business on March 7, 2025. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Bylaws (which includes the timing and information required under Rule 14a-19 of the Exchange Act). If a stockholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.
Delivery of Documents to Stockholders Sharing an Address
A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice and our Annual Report on Form 10-K for the year ended December 31, 2023, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (650) 394-5230, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.
Availability of Additional Information
We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, including exhibits, upon the written or oral request of any stockholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call the number above.

w SCAN TOVIEW MATERIALS & VOTEAPOGEE THERAPEUTICS, INC. 221 CRESCENT STREET BUILDING 17, SUITE 102B WALTHAM, MA 02453VOTE BY INTERNETBefore The Meeting — Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting — Go to www.virtualshareholdermeeting.com/APGE2024You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE — 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V45975-P07333KEEP THIS PORTION FOR
YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY DateSignature (Joint Owners)DateSignature [PLEASE SIGN WITHIN BOX]Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.!!!!!!2.Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.3.Approval of the grant of options to purchase 100,000 shares of the Company’s common stock to a director, Mark C. McKenna.For Against Abstain1.Election of Class I Directors for terms expiring in 2027.Nominees:01)Andrew Gottesdiener, M.D.02)Peter Harwin03)Michael Henderson, M.D.To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.!!!For Withhold For All AllAllExceptAPOGEE THERAPEUTICS, INC.The Board recommends that you vote these shares “FOR” each director nominee in Proposal 1 and “FOR” Proposals 2 and 3

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V45976-P07333 APOGEE THERAPEUTICS, INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 5, 2024 10:00 AM EASTERN TIMETHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe stockholder(s) hereby appoint(s) Michael Henderson, M.D., Jane Pritchett Henderson, and Matt Batters, or any of them, as proxies and attorneys-in-fact, each with the power to act without the others and with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of Common Stock of Apogee Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time on June 5, 2024, live via the Internet at www.virtualshareholdermeeting.com/APGE2024 and at any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors’ recommendations and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by the proxy may be voted for a substitute nominee selected by the Board of Directors.Continued and to be signed on reverse side